EXHIBIT 10.11

                               CENTURA BANKS, INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                                    UNDER THE
               CENTURA BANKS, INC. OMNIBUS SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN


         THIS AGREEMENT, made effective this 18th day of February, 2000, by and among Centura Banks, Inc., a North Carolina corporation having its principal place of business in Rocky Mount, North Carolina ("Centura"), Centura Bank (the "Bank"), a subsidiary of Centura, and Michael S. Patterson ("Participant"), an employee of the Bank.

                              W I T N E S S E T H:

         WHEREAS, Participant has been a valued employee of Triangle Bank and has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to Triangle Bank; and

         WHEREAS, Triangle Bank has been acquired by the Bank and the Participant is expected to perform valuable services in the future which shall be of special importance to the Bank and for which it would be difficult for the Bank to find a suitable replacement; and

         WHEREAS, Centura has established the Centura Banks, Inc. Omnibus Supplemental Executive Retirement Plan (the "Omnibus SERP"), the terms of which Omnibus SERP are incorporated herein by reference; and

         WHEREAS, Centura now deems it advisable to offer to Participant certain rights and benefits under the Omnibus SERP and this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. RETIREMENT BENEFITS. Participant may elect Early Retirement at any time during the ninety (90) day period beginning on his 58th birthday (the "Election Period"). Participant shall not be entitled to Retirement benefits hereunder unless he elects Early Retirement and actually retires during the Election Period.

                  Subject to the provisions of this Agreement and the Omnibus SERP, upon Participant's Early Retirement during the Election Period, Participant shall receive a monthly Retirement benefit equal to (a) minus (b) minus (c) minus (d) below:

                  (a) An amount equal to seventy percent (70%) of Participant's Final Average Monthly Compensation. "Final Average Monthly Compensation" means 1/12th of the Annual Compensation payable to Participant as of his termination of employment. "Annual Compensation" means Participant's
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                           total compensation to be reported on his Form W-2,
                           annualized on the basis of rate of pay as of Participant's termination of employment, including bonuses and salary reduction contributions to deferred compensation or other plans maintained by Centura; less

                  (b) An amount equal to Participant's monthly pension benefit under the Qualified Plan. For this purpose, Participant's monthly pension benefit under the Qualified Plan shall be calculated in accordance with the terms of the Qualified Plan as in effect on Participant's Retirement Date, in the form of a life annuity, payable monthly commencing at the same time as the Retirement Benefits hereunder; less

                  (c) An amount equal to Participant's monthly supplemental pension benefit under Article VII of the Omnibus SERP and Section 4 of this Agreement. For this purpose, Participant's monthly supplemental pension benefit shall be calculated in the same manner as his monthly pension benefit under the Qualified Plan; less

                           (d) Commencing on Participant's 62nd birthday, an amount equal to Participant's primary Social Security benefit payable monthly under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that Participant's Social Security benefit payments commence at age 62, notwithstanding any election by Participant to delay such payments. Notwithstanding the foregoing, if Participant dies after retirement benefits commence hereunder but prior to attaining age 62, the reduction required under this subsection (d), if any, shall be applied beginning with the first payment subsequent to the date Social Security benefits are first payable to the surviving spouse or other beneficiary notwithstanding any elections by the surviving spouse or other beneficiary to delay such payments and shall be in the amount equal to Participant's primary Social Security benefit payable monthly to the surviving spouse or other beneficiary under the Social Security Act. Once a reduction for Social Security is first determined under this subsection (d), the amount of the reduction shall remain fixed for all subsequent retirement payments under this Section 1.

                  Participant's Retirement benefit shall commence as of the first day of the month coinciding with or next following his Retirement Date, and shall continue for two hundred and forty
                  (240) months.

         2. DEATH BENEFITS. If a Participant dies at any time before electing Early Retirement under Section 1 and while actively employed as a full-time officer of the Bank, Participant's beneficiary shall receive a monthly death benefit equal to (a) minus (b) minus (c) minus (d) below:

                  (a) An amount equal to seventy percent (70%) of Participant's Final Average Monthly Compensation. "Final Average Monthly

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                           Compensation" means 1/12th of the Annual Compensation
                           payable to Participant as of the date of his death. "Annual Compensation" means Participant's total compensation to be reported on his Form W-2, annualized on the basis of rate of pay as of the date of Participant's death, including bonuses and salary reduction contributions to deferred compensation or other plans maintained by Centura; less

                  (b) An amount equal to the surviving spouse's monthly pension benefit, if any, under the Qualified Plan. For this purpose, the surviving spouse's monthly pension benefit under the Qualified Plan shall be calculated in accordance with the terms of the Qualified Plan as in effect on Participant's date of death, in the form of a life annuity, payable monthly commencing at the same time as the death benefits hereunder; less

                  (c) An amount equal to the surviving spouse's monthly supplemental pension benefit, if any, under Article VII of the Omnibus SERP and Section 4 of this Agreement. For this purpose, the surviving spouse's monthly supplemental pension benefit shall be calculated in the same manner as his monthly pension benefit under the Qualified Plan; less

                  (d) An amount equal to Participant's primary Social Security benefit payable to the surviving spouse or other beneficiary under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that the spouse or other beneficiary's Social Security benefit payments commence at the later of (1) the time death benefits commence hereunder, and (2) the date Social Security benefits are first payable to the surviving spouse or other beneficiary, notwithstanding any election by the surviving spouse or other beneficiary to delay such payments. Once a reduction for Social Security is first determined under this subsection (d), the amount of the reduction shall remain fixed for all subsequent death benefit payments under this Section 2.

                  Participant's death benefit shall commence as of the first day of the month coinciding with or next following his date of death, and shall continue for two hundred and forty (240) months.

                  Participant's beneficiary will not be entitled to any death benefits under this Agreement if Participant dies by committing suicide within two years from the date of this Agreement. If Participant's beneficiary predeceases Participant and Participant does not thereafter designate a new beneficiary, the death benefits payable pursuant to this
                  Section 2 shall be paid to Participant's estate.

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         3.       DISABILITY BENEFITS. If, prior to Participant's electing Early
                  Retirement under Section 1 and after Participant has completed at least ten (10) years of continuous employment with the Bank (including employment with Triangle Bank prior to February 18,
                  2000), Participant's employment with the Bank is terminated as a result of Disability, Participant shall receive a monthly Disability benefit hereunder, payable for a period of two hundred and forty (240) months. The monthly Disability benefit shall equal (a) minus (b) minus (c) minus (d) minus (e) below:

                  (a) Seventy percent (70%) of Participant's Final Average Monthly Compensation; less ----

                  (b) An amount equal to Participant's monthly pension benefit under the Qualified Plan. For this purpose, Participant's monthly pension benefit under the Qualified Plan shall be calculated in accordance with the terms of the Qualified Plan as in effect on the date Participant commences receiving benefits under the Qualified Plan, in the form of a life annuity, payable monthly commencing at the same time as Participant commences receiving any benefits under the Qualified Plan; less

                  (c) An amount equal to Participant's monthly supplemental pension benefit under Article VII of the Omnibus SERP and Section 4 of this Agreement. For this purpose, Participant's monthly supplemental pension benefit shall be calculated in the same manner as his monthly pension benefit under the Qualified Plan; less

                  (d) An amount equal to Participant's primary Social Security benefit payable under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that Participant's Social Security benefit payments commence at the time Disability benefits commence hereunder, notwithstanding any election by Participant to delay such payments. Once a reduction for Social Security is first determined under this subsection (d), the amount of the reduction shall remain fixed for all subsequent disability benefit payments under this
                           Section 3; less

                  (e) The amount of any monthly disability benefit payable to the Participant under any group or individual disability income policy sponsored by the Bank or Centura.

                  In the event Disability benefit payments terminate pursuant to subsections (a), (b) or (c) of Section 6.3 of the Omnibus SERP and before Participant has received two hundred and forty
                  (240) monthly payments under this Section 3, the remaining payments shall be recharacterized as Retirement or death benefits and shall be paid to Participant (or his beneficiary or estate in accordance with Section 1 or 2 of this Agreement, as the case may be) provided that the amount of each payment to Participant shall continue to be governed by this Section 3, and

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                  provided further that the amount of any payment
                  recharacterized as a death benefit shall be equal to the last payment made to Participant before his death.

         4. EXCESS BENEFITS. Participant shall be entitled to Excess Benefits pursuant to Article VII of the Omnibus SERP.

         5. DESIGNATION OF BENEFICIARIES. The Participant shall designate his or her beneficiary(ies) on the Beneficiary Designation Form attached hereto and made a part hereof.

         6.       CHANGE IN CONTROL. Upon a change in control, as defined in
                  Section 8.3 of the Omnibus SERP, the Participant's rights and accrued benefits under the Omnibus SERP and this Agreement shall be fully vested. Accordingly:

                  (a) for purposes of Section 1 of this Agreement, if Participant is no longer employed by Bank as of his 58th birthday, he shall nevertheless be entitled to elect during the Election Period to begin receiving his Retirement Benefit. Participant's Final Average Monthly Compensation shall be determined by reference to his Annual Compensation as of his actual termination of employment;

                  (b) for purposes of Section 2 of this Agreement, the requirement that Participant be actively employed as a full-time officer of Bank shall be disregarded. Participant's Final Average Monthly Compensation shall be determined by reference to his Annual Compensation as of his actual termination of employment; and

                  (c) for purposes of Section 3 of this Agreement, Participant shall be deemed to have completed ten
                           (10) years of employment with Bank. If Participant is no longer employed by Bank at the time of his Disability, he shall nevertheless be entitled to Disability Benefits under Section 3. Participant's Final Average Monthly Compensation shall be determined by reference to his Annual Compensation as of his actual termination of employment.

         7. TERMINATION OF EMPLOYMENT AND FORFEITURE. Centura or the Bank may terminate the Participant's employment with Cause. For purposes of this Agreement, "Cause" shall mean:

                  (a) the willful and continued failure of Executive to perform substantially Executive's duties with Centura or the Bank (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board of Directors of Centura or the Bank, as applicable, which specifically identifies the

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                           manner in which such Board believes that Executive
                           has not substantially performed Executive's duties, or

                  (b) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Centura or the Bank.

                  For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of Centura or the Bank, as the case may be. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the applicable Board of Directors or based upon the advice of counsel for Centura or the Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of Centura or the Bank, as the case may be. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the applicable Board of Directors (excluding Executive) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (a) or (b) above, and specifying the particulars thereof in detail.

                  Upon such termination, Participant shall forfeit all rights and benefits under this Agreement, except those benefits provided pursuant to Section 4 above and Article VII of the Omnibus SERP.

         8. PLAN TERMINATION. In the event of the termination of the Plan, pursuant to Section 14.6 of the Plan, prior to the Participant's death, Retirement or Disability under Sections 1, 2 or 3 hereof, the Participant shall become fully vested in his Retirement Benefits under Section 1 of this Agreement, and shall become entitled to payment in a single sum of the actuarial equivalent of his Retirement Benefits under Section 1 and his Excess Benefits under Section 4, determined using the Discount Rate and payable as soon as administratively possible after the termination of the Plan. In the event of the termination of the Plan, pursuant to Section 14.6 of the Plan, after benefit payments have commenced hereunder, the Participant (or his beneficiaries) shall become entitled to payment in a single sum of the actuarial equivalent of the remaining payments due hereunder, determined using the Discount Rate and payable as soon as administratively possible after the termination of the Plan.

         9.       GENERAL PROVISIONS.

                  (a) This Agreement, together with the Omnibus SERP, the terms of which are incorporated herein by reference, set forth all of the promises, agreements, conditions, understandings, warranties, and representations between the

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

                           parties with respect to the benefits described hereunder, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied with respect to the benefits hereunder other than as set forth in the Omnibus SERP and this Agreement. Any modifications or any waivers of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modification.

                  (b) All benefits hereunder shall be payable from the general assets of the Bank. All costs or expenses in connection with the administration of this Agreement shall be borne by the Bank.

                  (c) The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

                  (d) The waiver by Centura or the Bank of a breach by the Participant of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Participant.

                  (e) The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, including, without limitation, Participant's beneficiary, the estate of Participant, as well as the executors, administrators, and trustees of such estate.

                  (f) Participant acknowledges that he has received, read, and is familiar with the Omnibus SERP, which contains certain additional provisions governing the benefits granted hereunder.

                  (g) The provisions of this Agreement shall be construed in accordance with the laws of the State of North Carolina to the extent not pre-empted by the laws of the United States of America, including ERISA.

                  (h) Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Omnibus SERP.

                  (i) For purposes of this Agreement, the term "Discount Rate" means the interest rate used from time to time for determining single sum distributions under the Qualified Plan for the month in which a determination is being made.

                  (j) This Agreement and all benefits provided hereunder shall expire on the 91st day after Participant's 58th birthday unless Participant has elected Early Retirement within the Election Period or Participant's benefits have otherwise commenced under Sections 2 or 3.

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                  (k)      Any amounts withdrawn from the cash surrender values
                           of insurance policies by the Owner thereof, and any amounts paid to the Owner or the Owner's beneficiary by reason of the Participant's death, pursuant to and in accordance with the Split Dollar Agreement between Centura Banks, Inc. and its Subsidiaries and the Participant, and dated as of February 18, 2000, as the same may hereafter be amended from time to time (the "Split Dollar Agreement"), shall offset and reduce, dollar for dollar, amounts payable hereunder including amount payable under Section 4, above. Participant acknowledges that any policies obtained under the above-referenced Split Dollar Agreement do not fund any of the benefits to which he or his beneficiary may become entitled under this Agreement and that any such policy shall not be held or deemed to be held under any trust for the benefit of the Participant, or his beneficiary, or to be collateral security for the performance of the obligations of Centura or the Bank, but shall be and remain subject to the claims of the general creditors of Centura and/or the Bank.

                  (l) To the extent benefits upon the Participant's death are payable under this Agreement in a form other than a single sum payment, the offset and reduction required by subsection 9(k) above shall be based on the single sum actuarial equivalent of any remaining installment or annuity payments due hereunder, determined using the Discount Rate. The Owner's death benefits paid to the Owner or the Owner's beneficiary under the terms of the Split Dollar Agreement shall offset and reduce the amount of each remaining installment or annuity payment due hereunder, in direct proportion to the offset and reduction to the single sum actuarial equivalent.

                  (m) In accordance with Section 3.3 of the Omnibus SERP, the Committee shall have the exclusive right to interpret, construe and administer the Omnibus SERP and this Agreement. The Committee's authority and responsibility shall include, and shall not be limited to, the calculation of any offsets provided under the terms of Sections 1, 2, 3 or 4 hereunder.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                              CENTURA BANKS, INC.


                                              By: /s/ Frank L. Pattillo
                                                 ----------------------
                                                      Frank L. Pattillo
                                                      Authorized Officer
ATTEST:


/s/ Marcia M. Davis
-------------------
    Marcia M. Davis
    Assistant Secretary


(Corporate Seal)
                                              CENTURA BANK


                                              By: /s/ Frank L. Pattillo
                                                 ----------------------
                                                      Frank L. Pattillo
                                                      Authorized Officer
ATTEST:


/s/ Marcia M. Davis
-------------------
    Marcia M. Davis
    Assistant Secretary


 (Corporate Seal)

                                              PARTICIPANT


                                              /s/ Michael S. Patterson (SEAL)
                                              -------------------------------
                                              Michael S. Patterson

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